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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                                March 31, 1999


                                MGM GRAND, INC.
                                ---------------
              (Exact Name of Registrant as specified in Charter)


               Delaware                    0-16760              88-0215232
          (State or other                (Commission           (IRS Employer
     jurisdiction of incorporation)      File Number)     Identification Number)


       3799 Las Vegas Boulevard South, Las Vegas, Nevada           89109
       --------------------------------------------------          -----
       (Address of principal executive offices)                  (Zip Code)


                                (702) 891-3333
                                --------------
             (Registrant's telephone number, including area code)



         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.   Other Events

On March 31, 1999, the Registrant's majority-owned subsidiary, MGM Grand Detroit II, LLC ("Detroit II"), entered into an interim Loan Agreement (the "Loan Agreement") with a syndicate of banks led by Bank of America, NT&SA ("BofA"). A copy of the Loan Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The following summary of certain provisions of the Loan Agreement is qualified by reference to the Loan Agreement. The Loan Agreement provides to Detroit II a $230 million interim revolving credit facility which may be increased to $250 million under its existing terms. The Detroit interim facility is available: (i) to refinance funds previously invested by the Registrant in the interim casino project the Registrant is currently constructing in Detroit, Michigan; (ii) to finance the design, development and construction of the interim casino; (iii) to finance up to $50,000,000 initial development expenses of the proposed permanent hotel and casino project the Registrant is planning to construct in Detroit, Michigan (if the Registrant chooses to have the permanent casino constructed by Detroit II); and (iv) to finance other capital expenditures, acquisitions and investments to the extent permitted by the Detroit interim facility. Interest on outstanding balances and commitment fees on unutilized availabilities under the Detroit interim facility are determined by a formula based on ratings given to the Amended and Restated Loan Agreement dated as of July 17, 1997 among the Registrant, certain of the Registrant's subsidiaries and a syndicate of banks led by the BofA (or, if that facility has terminated, the Registrant's senior unsecured debt) by Moody's and Standard & Poor's, and in the case of interest rates, on the basis of the Eurodollar or base rate existing at the time of determination. Availability under the Detroit interim facility will decline in quarterly increments of the greater of $19.2 million or 8-1/3% of the commitment amount of the Detroit interim facility, commencing on March 31, 2001. The Detroit interim facility matures on the earliest of June 30, 2004, forty-five months following the opening of the interim casino, and the date the permanent casino opens for gaming customers. The Detroit interim facility is secured by pledges of substantially all assets of Detroit II. In addition, the Registrant has provided an unconditional guaranty of the Detroit interim facility, but the guaranty is not secured. The Detroit interim facility contains certain customary events of default and agreements, including limitations on additional debt, dividends, mergers and asset sales and capital expenditures. The Detroit interim facility also restricts acquisitions and similar transactions.

Item 7.   Financial Statements and Exhibits

     (a) & (b) Not applicable.

     (c)  Exhibits.

          Exhibit 10.1  Loan Agreement, dated as of March 31, 1999.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                MGM GRAND, INC.



Date: May 28, 1999              By: /s/ Scott Langsner
                                        Scott Langsner
                                   Secretary/Treasurer